Exhibit 1

SCHEDULE OF FUNDED DEBT AT DECEMBER 31, 2021

Currency	Value Date	Interest %	Maturity Date	Initial amount in currency of borrowing (in millions)	Initial amount in equivalent of millions of U.S. dollars(1)	Amount outstanding in millions of U.S. dollars(2)
U.S. dollars	May 16, 2019	2.250	May 16, 2024	2,500	2,500	2,500
Chinese yuan	January 23, 2020	2.640	January 23, 2023	1,000	145	157
U.S. dollars	March 18, 2020	0.525	March 18, 2023	150	150	150
U.S. dollars	March 24, 2020	0.530	March 24, 2023	100	100	100
Chinese yuan	April 15, 2020	1.640	April 15, 2023	1,000	141	157
U.S. dollars	May 28, 2020	0.500	May 28, 2025	3,000	3,000	3,000
Chinese yuan	June 15, 2020	2.400	June 15, 2023	3,000	425	472
Russian rubles	July 16, 2020	4.250	July 16, 2025	2,000	28	27
Thai baht	September 9, 2020	0.375	September 9, 2025	350	11	11
U.S. dollars	August 27, 2020	0.260	August 27, 2023	100	100	100
Hong Kong dollars	September 3, 2020	0.510	September 3, 2022	500	65	64
Hong Kong dollars	September 8, 2020	0.510	September 8, 2022	500	65	64
Turkish lira	September 16, 2020	12.750	September 16, 2025	150	20	11
Chinese yuan	September 22, 2020	2.500	September 22, 2023	700	104	110
Turkish lira	September 24, 2020	14.100	September 24, 2024	160	21	12

U.S. dollars	September 29, 2020	0.250	September 29, 2023	3,000	3,000	3,000
Pound sterling	October 21, 2020	0.200	December 15, 2025	800	1,042	1,082
Mexican pesos	November 3, 2020	4.500	November 3, 2023	1,100	52	54
Russian rubles	November 18, 2020	4.250	July 16, 2025	2,500	33	33
South African rand	November 25, 2020	4.000	May 25, 2023	1,000	65	63
Russian rubles	January 14, 2021	4.250	July 16, 2025	1,000	13	13
Hong Kong dollars	January 20, 2021	0.130	January 20, 2023	100	13	13
Turkish lira	January 22, 2021	13.500	January 22, 2024	200	27	15
U.S. dollars	January 27, 2021	0.500	January 27, 2026	3,000	3,000	3,000
Indonesian rupiah	January 29, 2021	4.500	January 29, 2024	700,000	50	49
South African rand	February 2, 2021	4.000	February 2, 2024	1,000	64	63
Mexican pesos	February 3, 2021	4.500	November 3, 2023	500	25	24
Indian rupee	February 10, 2021	5.000	February 10, 2026	2,500	34	34
Philippine peso	February 10, 2021	2.375	February 10, 2025	1,000	21	20
Indonesian rupiah	February 10, 2021	4.500	February 10, 2026	500,000	36	35
Indian rupee	March 2, 2021	5.000	September 2, 2023	2,000	28	27
Hong Kong dollars	March 9, 2021	0.115	March 9, 2023	115	15	15
Mexican pesos	March 10, 2021	5.000	March 5, 2026	500	24	24
Philippine peso	March 12, 2021	2.750	March 12, 2024	1,000	21	20

Mexican pesos	March 17, 2021	4.500	November 3, 2023	500	23	24
Chinese yuan	March 23, 2021	1.640	April 15, 2023	200	31	31
Chinese yuan	March 24, 2021	2.500	March 24, 2025	350	54	55
Turkish lira	April 12, 2021	20.000	April 12, 2023	350	42	26
U.S. dollars	April 15, 2021	Floating Rate	April 15, 2026	500	500	500
Russian rubles	April 26, 2021	4.250	July 16, 2025	2,000	26	27
Turkish lira	April 29, 2021	18.000	April 29, 2024	250	31	19
Australian dollars	May 6, 2021	1.000	May 6, 2026	500	387	363
Pound sterling	May 6, 2021	0.200	December 15, 2025	200	278	270
New Zealand dollars	May 24, 2021	0.500	April 14, 2023	250	179	171
South African rand	June 3, 2021	5.350	June 5, 2023	500	36	31
Indian rupee	June 16, 2021	4.750	June 16, 2023	2,000	27	27
Australian dollars	August 9, 2021	0.140	August 9, 2023	250	185	182
Australian dollars	August 11, 2021	0.120	August 11, 2023	150	111	109
Turkish lira	August 12, 2021	19.500	August 12, 2023	200	23	15
Hong Kong dollars	August 16, 2021	0.095	August 16, 2023	300	39	38
Hong Kong dollars	August 18, 2021	0.110	August 18, 2023	200	26	26
Turkish lira	September 14, 2021	17.500	September 14, 2022	1,000	120	75
U.S. dollars	September 16, 2021	0.500	October 30, 2024	2,500	2,500	2,500

Turkish lira	September 21, 2021	17.700	September 21, 2023	350	41	26
Turkish lira	September 30, 2021	19.000	September 30, 2022	100	12	8
Turkish lira	October 14, 2021	20.000	October 14, 2022	100	11	8
Turkish lira	October 19, 2021	13.500	January 22, 2024	200	22	15
Turkish lira	October 19, 2021	20.000	April 19, 2023	250	28	19
Indonesian rupiah	November 4, 2021	4.500	November 4, 2024	750,000	53	53
Chinese yuan	November 12, 2021	2.900	November 12, 2023	350	55	55
Russian rubles	November 17, 2021	7.005	November 17, 2031	764	11	10
Hong Kong dollars	November 29, 2021	0.555	November 29, 2023	150	19	19
U.S. dollars	December 1, 2021	Floating Rate	April 15, 2026	200	200	200
Indian rupee	December 8, 2021	6.000	December 8, 2031	1,500	20	20
Chinese yuan	December 8, 2021	2.815	December 8, 2023	350	55	55
Total(3)					19,583	19,496

Notes:

(1)	The initial amount in equivalent of millions of U.S. dollars is computed using the exchange rate at the trade date.
(2)	The amount outstanding in millions of U.S. dollars is computed using the exchange rate at December 31, 2021.
(3)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in the Statement of Financial Position of the Asian Infrastructure Investment Bank (“AIIB”) as at December 31, 2021, which is included in the audited financial statements for the year ended December 31, 2021 in Exhibit 2 of this annual report on Form 18-K.

SCHEDULE OF ANNUAL AMORTIZATION OF FUNDED DEBT OUTSTANDING AT DECEMBER 31, 2021

(IN MILLIONS OF U.S. DOLLARS)

Currency	2022	2023	2024	2025	2026	2027 and after	Total
Australian dollars	0	291	0	0	363	0	654
Chinese yuan	0	1,037	0	55	0	0	1,092
Hong Kong dollars	128	111	0	0	0	0	239
Indian rupee	0	54	0	0	34	20	108
Indonesian rupiah	0	0	102	0	35	0	137
Mexican pesos	0	102	0	0	24	0	126
New Zealand dollars	0	171	0	0	0	0	171
Philippine peso	0	0	20	20	0	0	40
Pound sterling	0	0	0	1,352	0	0	1,352
Russian rubles	0	0	0	100	0	10	110
South African rand	0	94	63	0	0	0	157
Thai baht	0	0	0	11	0	0	11
Turkish lira	91	86	61	11	0	0	249
U.S. dollars	0	3,350	5,000	3,000	3,700	0	15,050
Total(1)	219	5,296	5,246	4,549	4,156	30	19,496

Note:

(1)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in AIIB’s Statement of Financial Position as at December 31, 2021, which is included in the audited financial statements for the year ended December 31, 2021 in Exhibit 2 of this annual report on Form 18-K.